EXHIBIT 23.1


              CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-18640, 33-21488, 33-24224, 33-24654, 33-33220, 33-45228, 33-47105, 33-53306, 33-57104,
33-58634,  33-49965,  33-63833,  33-67742,  33-68724 and  333-01415)  and in the
Registration Statements on Form S-8 (Nos. 33-01776, 33-13457, 33-14997, 33-19852, 33-26523, 33-40272, 33-40675, 33-45017, 33-45018, 33-49909, 33-49911,
33-49913,  33-54547,  33-54949, 33-59543 , 33-62453, 333-02073 and 333-07941) of
The Chase Manhattan Corporation (the "Company") of our report dated March 31, 1996 appearing on page 50 of the Company's 1995 Annual Report.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
New York, New York
July 16, 1996



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